WEJ1_1_756782_1 Neither this document, nor any offer letter connected with it, is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the UK Sub-Plan to the Wejo Group Limited 2021 Equity Incentive Plan (the “Sub-Plan”). The Sub-Plan is exclusively available to bona fide UK employees and former employees of Wejo Group Limited or any of its subsidiaries. UK SUB-PLAN TO THE WEJO GROUP LIMITED 2021 EQUITY INCENTIVE PLAN Additional terms and conditions for Awards received by Participants tax resident in the UK, pursuant to Section 14.20 of the Wejo Group Limited 2021 Equity Incentive Plan (the “Parent Plan”). 1. The purpose of this Sub-Plan is to provide incentives for UK Employees (as defined below) through the grant of Awards over shares of Common Shares (“Shares”). 2. This Sub-Plan shall apply to all UK Employees. In the event that an Employee becomes a UK Employee subsequent to the grant of an Award under the Plan, then such Award shall immediately and automatically be amended in a manner consistent with this Sub-Plan unless otherwise determined by the Committee. 3. Capitalized terms used in this Sub-Plan are defined in the Parent Plan, subject to the provisions of this Sub-Plan. 4. Any Options granted under this Sub-Plan shall be designated as Non-tax advantaged Options. 5. This Sub-Plan is governed by the Parent Plan and all its provisions shall be identical to those of the Parent Plan SAVE THAT (i) “Sub-Plan” shall be substituted for “Plan” where applicable and (ii) the following provisions shall be as stated in this Sub-Plan in order to accommodate the specific requirements of the laws of England and Wales: 6. SECTION 2: Definitions The following definition shall be amended to read: “Eligible Person” means any Employee. “Plan” means the Parent Plan as modified by this UK Sub-Plan. “Service” means a Participant’s employment with the Company or any Group Company. The following definitions shall be added for the purposes of the UK Sub-Plan:

WEJ1_1_756782_1 “Employee” means an employee or full-time director of the Company or any Group Company. “Group” has the meaning given to that word in section 421 of the UK Financial Services and Markets Act 2000, and “Group Company” shall be construed accordingly. “HMRC” means HM Revenue & Customs. “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003. “Joint Election” means an election (in such terms and such form as provided in paragraphs 3A and 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992), which has been approved by HMRC for the transfer of the whole of or any liability of the Secondary Contributor for any Secondary NIC Liability. “Non-tax advantaged Option” shall mean an Option over Shares that is neither an option granted pursuant to a CSOP scheme under Schedule 4 ITEPA nor an enterprise management incentive (EMI) option which meets the requirements of Schedule 5 ITEPA. “Personal Representative” shall mean the personal representative(s) of a UK Employee (being either the executors of his or her will or if he or she dies intestate the duly appointed administrator(s) of his or her estate) who have provided to the Committee evidence of their appointment as such. “Secondary Contributor” shall mean a person or company who has a liability to account (or pay) the Secondary NIC Liability to HMRC. “Secondary NIC Liability” shall mean any liability to employer’s Class 1 National Insurance contributions to the extent arising from the grant, vesting, exercise, release or cancellation of an Award or arising out of the acquisition, vesting, retention and/or disposal of the Shares acquired pursuant to an Award, where such liability may be recovered from the Eligible Person by the Secondary Contributor under paragraph 3A of Schedule 1 to the Social Security Contributions and Benefits Act 1992 or transferred to the Eligible Person under paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992. “Section 431 Election” shall mean an election made under section 431 of ITEPA. “Taxable Event” shall mean any occasion on which a UK Tax Liability and/or Secondary NIC Liability arises in connection with an Award or any Shares acquired under an Award, including but not limited to the grant, vesting, exercise, assignment, release, cancellation or other disposal of an Award, or arising out of the acquisition, vesting, retention and/or disposal of the Shares subject to or comprising an Award, or otherwise pursuant to an award of Shares under the Plan. “UK Employee” means an Employee who is resident in the United Kingdom for United Kingdom tax purposes, or otherwise within the scope of United Kingdom taxation on employment income as a result of duties performed in the United Kingdom.

WEJ1_1_756782_1 “UK Tax Liability” shall mean any liability or obligation of the Company and/or any Group Company to account (or pay) for income tax (under the United Kingdom withholding system of PAYE (pay as you earn)) or any other taxation provisions and primary class 1 National Insurance contributions in the United Kingdom to the extent arising from the grant, exercise, vesting, assignment, release, cancellation or any other disposal of an Award, or arising out of the acquisition, vesting, retention and/or disposal of the Shares subject to or comprising an Award, or otherwise pursuant to an award of Shares under the Plan. 7. SECTION 4: Shares Subject to the Plan 7.1 For the purposes of the UK Sub-Plan, Section 4.4 of the Parent Plan shall be deleted. 8. SECTION 6: Share Options 8.1 For the purposes of the UK Sub-Plan, Section 6.5.(ii)(A) of the Parent Plan shall be deleted. 8.2 For the purposes of the UK Sub-Plan, Section 6.6 of the Parent Plan shall read as follows: “6.6 Non-transferability of Share Options. All Share Options shall be nontransferable except upon the Participant’s death to the Participant’s Personal Representative. Upon any attempt to sell, transfer, pledge, assign or otherwise alienate or hypothecate a Share Option granted under this Plan, such option shall automatically become null and void and of no further force and effect.” 9. SECTION 7: Share Appreciation Rights 9.1 For the purposes of the UK Sub-Plan, Section 7.1 of the Parent Plan shall read as follows: “7.1 Grant of Share Appreciation Rights. Share Appreciation Rights may be granted to any Eligible Person selected by the Committee. Share Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant, or that provides for the automatic exercise or payment of the right upon a specified date or event. Share Appreciation Rights shall be non-transferable, except upon the Participant’s death to the Participant’s Personal Representative. All Share Appreciation Rights granted under the Plan are intended to comply with or otherwise be exempt from the requirements of Section 409A of the Code, to the extent applicable.” 9.2 For the purposes of the UK Sub-Plan, an additional sentence shall be added at the end of Section 7.3 of the Parent Plan: “In the event that the Committee wishes to pass the cost of Secondary NIC Liability in respect of a Share Appreciation Right to a Participant, the Committee must specify on or before the grant of the relevant Share Appreciate Right that payment in respect of that Share Appreciate Right may be made only in Common Shares and may not be made in cash.”

WEJ1_1_756782_1 10. SECTION 8: Restricted Share Awards 10.1 For the purposes of the UK Sub-Plan, the first sentence of Section 8.3 of the Parent Plan shall read as follows: “Shares granted under any Restricted Share Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except that in the event of the Participant’s death the Participant’s Restricted Share Award shall pass to the Participant’s Personal Representative.” 10.2 For the purposes of the UK Sub-Plan, Section 8.5 of the Parent Plan shall be replaced with the following: “8.5 Section 431 Election. The Committee may provide in the Participant’s Award Agreement that the grant of the Restricted Share Award is conditional upon the Participant making or refraining from making a Section 431 Election with respect to the Shares acquired pursuant to such Restricted Share Award. If a UK Employee makes a Section 431 Election in respect of the acquisition of any Shares under an Award Agreement, such election shall be made no later than fourteen (14) days from the date of acquisition of the Shares.” 11. SECTION 9: Restricted Share Units 11.1 For the purposes of the UK Sub-Plan, the final sentence of Section 9.1 of the Parent Plan shall read as follows: “Restricted Share Units shall be non-transferable, except upon the Participant’s death to the Participant’s Personal Representative.” 11.2 For the purposes of the UK Sub-Plan, an additional sentence shall be added at the end of Section 9.3 of the Parent Plan: “In the event that the Committee wishes to pass the cost of Secondary NIC Liability in respect of Restricted Share Units to a Participant, the Committee must specify on or before the grant of the relevant Restricted Share Units that payment in respect of that Restricted Share Units may be made only in Common Shares and may not be made in cash.” 12. SECTION 14: General Provisions 12.1 For the purposes of the UK Sub-Plan, Section 14.(3) of the Parent Plan shall be deleted. 12.2 For the purposes of the UK Sub-Plan, the following wording shall be added at the end of Section 14.4 of the Parent Plan: “The rights and obligations of any individual under the terms of his or her office or employment with the Company or any Group Company shall not be affected by his or her participation in the Plan or any right which he or she may have to participate in it. An individual who participates in the Plan waives any and all rights to compensation or damages in consequence of the termination of his or her office or

WEJ1_1_756782_1 employment for any reason whatsoever (whether or not such termination is wrongful or unfair) insofar as those rights arise or may arise from his or her ceasing to have rights under an Award as a result of such termination.” 12.3 For the purposes of the UK Sub-Plan, Section 14.11 of the Parent Plan shall be replaced with the following: “14.11 Tax Withholding “(a) The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, provided that such method shall not which may include having the Company withhold a number of Common Shares having a value in each case up to the maximum statutory tax rates in the applicable jurisdiction or as the Committee may approve in its discretion (provided that such withholding does not result in adverse tax or accounting consequences to the Company), or similar charge required to be paid or withheld, but shall not include permitting the Participant to elect to satisfy the withholding obligation by tendering Common Shares to the Company. The Company shall have the power and the right to require a Participant to remit to the Company the amount necessary to satisfy federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld, and to deduct or withhold from any Common Shares deliverable under an Award to satisfy such withholding obligation. “(b) No obligation shall arise upon the Company to issue or transfer Shares or procure the issue or transfer of Shares and/or do any other thing in relation to a UK Employee or Participant under or in connection with this Sub-Plan (together “Grantor Action”) unless and until the Committee is satisfied in its absolute discretion that such UK Employee or Participant: (a) has made payment, or has made arrangements satisfactory to the Committee for the payment to the Company and/or to any other Group Company, of such sum as is sufficient to settle any UK Tax Liability which arises as a result of such Grantor Action or the exercise of an Option; or (b) has entered into an agreement with the Company and/or any such other Group Company (in a form satisfactory to the Committee) to ensure that such a payment is made. “(c) The Committee may provide in an Award Agreement that the grant, satisfaction, vesting or exercise of such Award (or any portion thereof) is conditional upon the UK Employee making or refraining from making a Section 431 Election with respect to the Shares acquired pursuant to the exercise or vesting of such Award. If a UK Employee makes a Section 431 Election in respect of the acquisition of any Shares under an Award Agreement, such election shall be made no later than fourteen (14) days from the date of acquisition of the Shares.

WEJ1_1_756782_1 “(d) The Committee may provide in an Award Agreement that the grant, satisfaction, vesting or exercise of such Award (or any portion thereof) is conditional upon the UK Employee either making a Joint Election, or indemnifying the Company and/or any other Group Company in respect of any Secondary NIC Liability, with respect to the Shares acquired pursuant to the Award Agreement.” 12.4 For the purposes of the UK Sub-Plan, a new Section 14.21 shall be added as follows: “No term of the Plan shall be construed so as to require the Company or the Committee to grant, or alter the terms of, any Award to a UK Employee so as to confer any “tax-advantaged” status on that Award for United Kingdom tax purposes.” UK Sub-Plan adopted November 19, 2021